GAUCHO

GROUP

HOLDINGS, INC.

SAFE HARBOR:
FORWARD LOOKING STATEMENTS

The information discussed in this presentation includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. These forward looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Among these risks are those set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Reports on Forms 10-Q for the periods ended March 31, 2020 and June 30, 2020. It is important that each person reviewing this release understand the significant risks attendant to the operations of Gaucho Group Holdings, Inc (GGH). GGH disclaims any obligation to update any forward-looking statement made herein.

This presentation does not constitute an offer to sell or a solicitation of an offer to buy of any of the Company's securities in the United States. The securities described herein have not been, and will not be, registered under the Securities Act, or any state securities laws, and may not be offered or sold except in compliance with the registration requirements of the Securities Act and applicable state securities laws or pursuant to exemptions therefrom.






GAUCHO
GROUP
HOLDINGS, INC.





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